UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 27, 2015

Mellanox Technologies, Ltd.

(Exact name of Registrant as Specified in its Charter)

Israel	001-33299	98-0233400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Beit Mellanox

Yokneam, Israel 20692

(Address of Principal Executive Offices)

+972-74-723-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.             Results of Operations and Financial Condition.

The information in this current report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. This 8-K should be read in conjunction with the unaudited consolidated financial statements and notes thereto contained in the Company’s Form 10-Q for the first quarter ended March 31, 2015, filed with the SEC on May 1, 2015.

On April 27, 2015, a private company in which Mellanox Technologies, Ltd. (the “Company”) made an equity investment informed the Company of its intent to discontinue operations. The investment is accounted for at cost in the Company’s financial statements. As a result, the Company recognized an impairment loss of $3.2 million from this investment, resulting in a decrease to its previously reported first quarter 2015 GAAP net income and earnings per share reported in the Company’s April 21, 2015 press release, which was furnished to the SEC on form 8-K on April 21, 2015.  The Non-GAAP net income and earnings per share for the first quarter of 2015 were unchanged.

A copy of the First Quarter 2015 Reconciliation of Non-GAAP Adjustments is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)       Exhibits.

99.1 Mellanox Technologies, Ltd. First Quarter 2015 Reconciliation of Non-GAAP Adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 1, 2015	MELLANOX TECHNOLOGIES, LTD.

	By:	/s/ Jacob Shulman
	Name:	Jacob Shulman
	Title:	Chief Financial Officer

Exhibit Index

Exhibit 99.1 Mellanox Technologies, Ltd. First Quarter 2015 Reconciliation of Non-GAAP Adjustments.